COOPERATIVE DEVELOPMENT AGREEMENT

This agreement (“Agreement”) is dated effective as of July 15, 2011 (“Effective Date”), by and between Peak Minerals, Inc. (“Peak”), and LUMA Minerals LLC (“LUMA”).

Recitals

A.           Peak was the winning bidder of the certain potash leases at the competitive lease auction held by the Utah State Office of the Bureau of Land Management (the “BLM Leases”), located in Millard County, Utah, more particularly described at Exhibit A hereto.

B.           Under the BLM Leases, Peak has the rights to 95,801.76 acres of Federal potash leases located wholly or in part within the Sevier Dry Lake Bed (“Sevier Lake Bed”).

C.           Peak has also entered into a Commercial Services Agreement with Emerald Peak Minerals, LLC, which holds the rights to 6,409.48 acres of Utah State leases issued by the Utah School and Institutional Trust Lands Administration (“SITLA”), located in Millard County, Utah, on lands more specifically described at Exhibit B hereto (referred to herein as the “State Leases”).

D.           LUMA was a winning bidder of certain potash leases located wholly or in part within the Sevier Lake Bed at the competitive lease auction held by the Bureau of Land Management (“BLM”) and will receive the rights to eleven leases (the “LUMA Leases”), comprising 22,009.97 acres of Federal potash leases located in Millard County, Utah, on lands more particularly described at Exhibit C hereto.

E.           The State Leases, the BLM Leases (collectively referred to as the “Peak Leases”) and the LUMA Leases are all located wholly or in part within the Sevier Lake Bed and LUMA and Peak would like to jointly develop the LUMA Leases with the Peak Leases.

F.           Peak is a wholly-owned subsidiary of EPM Mining Ventures Inc., a public company which will control and fund any development of the Peak Leases and the LUMA Leases under this Agreement.

Based on the foregoing, Peak and LUMA agree as follows:

1.           Unit Agreement and Unit Operating Agreement.  Following the award and issuance of the LUMA Leases and Peak Leases, and for the term of this Agreement, the parties agree to negotiate in good faith together and with the BLM and SITLA to enter into a unit agreement (the “Unit Agreement”) to commit all of the acreage of the Peak and LUMA Leases for the development and operation of said Leases in a federal unit (the “Unit”).  It is the parties’ intent, subject to BLM approval, to include all acreage comprising the Peak Leases and the LUMA Leases in the Unit.  Upon final approval of the Unit Agreement by BLM, the parties agree to record same in Millard County, Utah.  In connection with the formation of the Unit, Peak and LUMA also agree to enter into a unit operating agreement.  The unit operating agreement will designate Peak as unit operator and will incorporate certain terms of this Agreement therein.  As unit operator, Peak will provide development, operations, production and sales services for the entire unitized lands on behalf of the non-operators, including LUMA.

2.           Obligations and Agreements.  In anticipation of a Unit Agreement, Peak and LUMA agree that:

(a)           Contemporaneously with execution of the Unit Agreement, LUMA will grant and convey to LUMA or its designee a 1.25% overriding royalty on all production from or allocated to the LUMA Leases under the Unit Agreement (the “LUMA ORR”).  By the terms of the Unit Agreement, LUMA will receive a portion of all production from the unitized lands on the basis of the LUMA ORR.  The LUMA ORR shall be calculated on a unit Acreage Basis as follows:  1.25% ORR x (22,009.97/123,591.41) = .223 net ORR.  This calculation is based on inclusion of all LUMA Lease acreage and all Peak Lease acreage in the Unit Agreement.  In the event that the LUMA Lease acreage or the Peak Lease acreage is reduced, then in such event, the LUMA ORR will be recalculated in proportion to the new Acreage Basis; provided that in no event shall the LUMA ORR be reduced to less than fifty percent (50%) of the calculation set forth in this Section 2(a) of the Agreement, i.e., not less than .1115 net ORR;

1

(b)           Peak shall assume and pay 100% of LUMA’s proportionate share, on an Acreage Basis, of the costs of development, operations and production of and from the Unit for so long as the LUMA Leases or any of them are within the Unit, and shall be entitled to LUMA’s share, on an Acreage Basis, of all production of and from the Unit for so long as the LUMA Leases or any of them, are within the Unit, minus the royalty reserved to the United States under the LUMA Leases and the LUMA ORR.  The payment to BLM of all production royalties, including minimum production royalties from LUMA’s Leases, shall be the sole responsibility of Peak as the Unit operator.  For purposes of this Agreement, “Acreage Basis,” when used to describe the basis of allocation to the parties within the Unit, means allocation to each party in the Unit in the proportion that the acreage owned by it under leases in the Unit bears to the total acreage in the Unit;

(c)           LUMA shall continue to hold record title to and operating rights in the LUMA Leases and pay annual rental fees required for maintenance of same and pay advanced minimum royalties when and as required under the LUMA Leases, but shall have no claim to any portion of its working interest share of production from the Unit or any obligation to pay its share of the costs of development and operation of the Unit.  Peak shall reimburse LUMA for such rental fees and any advanced minimum royalties paid by LUMA, on an annual basis, within thirty (30) days notice from LUMA which notice shall itemize the amounts paid.  LUMA shall, at Closing, grant Peak the sole and exclusive right and option to acquire its record title and operating rights, in and to the LUMA Leases for $1 per LUMA Lease if allowed under applicable law, provided that, subject to Section 2(f), LUMA shall except and reserve unto itself the LUMA ORR;

(d)           Peak agrees to relinquish and forego any right to look to LUMA for contribution to development or operation of the Unit once formed, and LUMA hereby elects to relinquish and forego any right to participate in development and operation of the Unit, or share in the production from the Unit other than the LUMA ORR;

(e)           The LUMA ORR shall be free of all costs of production but shall bear its proportionate share of any production, severance and ad valorem taxes on production from the Unit.  The LUMA ORR shall be proportionately reduced to the extent that any of the LUMA Leases terminate, are declared invalid by competent authority or are, at any time, excluded from the Unit; provided, that in no event will the LUMA ORR be reduced to less than fifty percent (50%) of the calculation set forth in Section 2(a) herein.  The LUMA ORR shall be proportionately increased to the extent that any of the Peak Leases terminate, or are declared invalid by competent authority, or are, at any time excluded from the Unit; and

(f)           If at any time after the Closing, LUMA shall wish to sell or assign all or any part of the LUMA ORR, it shall first offer the same to Peak on the same terms and for the same consideration as offered by any prospective buyer.  Peak shall have forty-five (45) days within which to accept such offer in writing and shall thereafter complete the purchase and assignment of the LUMA ORR within thirty (30) days of such acceptance.

2

3.           LUMA Options for Additional Compensation.  LUMA shall have the right, in addition to the overriding royalty described herein, to elect either: (i) a cash only pursuant to Section 4 of this Agreement; or (ii) the issuance of stock and the cash granted pursuant to Section 5 of this Agreement.  LUMA shall deliver written notice to Peak of the option it will exercise on or prior to Closing.

4.           Option for Cash Only Payment.  Following written notice by LUMA of its election to receive cash pursuant to this Section 4, LUMA shall be paid by Peak at Closing the sum of Two Million Dollars ($2,000,000.00).

5.           Option for Stock and Cash Payment.  In the alternative to the cash only payment pursuant to Section 4 of this Agreement, following written notice by LUMA of its decision to elect the issuance of stock and cash payment pursuant to this Section 5, Peak shall undertake the following:

(a)           Issuance of Shares in EPM Mining Ventures Inc.  LUMA shall receive at Closing the number of shares of common stock in EPM Mining Ventures Inc., equal in value to One Million Dollars ($1,000,000.00) of common stock in EPM Mining Ventures Inc., based on the average closing price for the 10 trading days prior to the Closing date and subject to all applicable laws, regulations and approvals; and

(b)           Cash Payment.  LUMA shall receive $1,000,000.00 cash at Closing or as soon thereafter as approved by EPM’s Board of Directors.

6.           Closing Conditions and Approvals of Peak.  The closing (the “Closing”) under this Agreement and all rights granted by Peak under Sections 2, 3, 4 and 5 of this Agreement shall be conditioned upon and subject to:

(a)           all necessary approvals of Peak and/or EPM Mining Ventures Inc.’s shareholders and board of directors;

(b)           all necessary approvals of United States and Canadian governmental authorities including, but not limited to, those of securities and exchange and environmental regulatory bodies, BLM and SITLA; and

(c)           all applicable stock exchange rules, regulations and approvals.

In addition, this Agreement shall not be binding upon Peak until it is ratified by all necessary corporate approvals.  The Closing shall occur within fourteen (14) business days of the satisfaction of the conditions set forth in this Section 6.  If Closing does not occur on or prior to the first anniversary of the Effective Date, this Agreement shall terminate; provided that the parties may, by written agreement entered into no later than thirty (30) days prior to the first anniversary of the Effective Date, extend the Agreement or amend its terms.

7.           No Shop Agreement.  LUMA agrees that it will not, directly or indirectly, take any action to solicit, initiate, encourage or assist the submission of any proposal, negotiation or offer from any person or entity relating to the acquisition, sale, lease, license of any of the LUMA Leases, or enter into any discussions, negotiations or execute any agreement related to any of the foregoing, and shall notify Peak promptly of any inquiries by any third parties in regards to the foregoing.

8.           Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Utah, without giving effect to any law, rule or regulation (whether of the State of Utah or other jurisdiction) which would cause the application of any law, rule or regulation other than of the State of Utah.

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9.           Successors and Assigns.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

10.           Additional Acreage Within the Unit.  This Agreement applies and extends to any additional acreage added to the Unit.

11.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect.

12.           Counterparts.  This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

13.           Notices.  Any required notice or communication shall be in writing and shall be effective when personally delivered or when sent via certified mail, postage prepaid, and addressed as follows:

(a)	If to Peak:	Peak Minerals, Inc.
2150 South 1300 East, Suite 350
Salt Lake City, UT 84106

(b)	If to LUMA:	LUMA Minerals LLC
312 North Dale Avenue
Mount Prospect, IL 60056

Either Peak or LUMA may, by notice to the other given as aforesaid, change its mailing address for future notices.

AGREED TO AND ACCEPTED THIS 15th day of July, 2011.

PEAK MINERALS, INC.	LUMA MINERALS LLC

By: /s/ Lance D’Ambrosio	By: /s/ Luke R. Kline
Name: Lance D’Ambrosio	Name: Luke R. Kline
Title: CEO	Title: Partner

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EXHIBIT A
to
COOPERATIVE DEVELOPMENT AGREEMENT

PEAK BLM LEASES

Federal Mineral Leases issued effective as of June 1, 2011 by the Federal Bureau of Land Management (“BLM”) to Peak Minerals, Inc., located on the following described lands in Millard County, Utah:

UTU-88395
T23S, R11W, SLM, Utah
Sec. 30: lots 1-12, E 1/2;
Sec. 31: lots 1-12, E 1/2;

T23S, R12W, SLM, Utah
Sec. 25: all.
Containing 2,032.74 acres, more or less

UTU-88387
T24S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2; S 1/2;
Sec. 4: lots 1-4, S 1/2 N 1/2; S 1/2;
Sec. 5: lots 1-4, S 1/2 N 1/2; S 1/2.
Containing 1,929.01 acres, more or less

UTU-88388
T24S, R12W, SLM, Utah
Sec. 9: all;
Sec. 10: all;
Sec. 11: all.
Containing 1,920.00 acres, more or less

UTU-88389
T24S, R12W, SLM, Utah
Sec. 14: all;
Sec. 15: all.
Containing 1,280.00 acres, more or less

UTU-88390
T23S, R12W, SLM, Utah
Sec. 26: all;
Sec. 27: all.
Containing 1,280.00 acres, more or less

UTU-88391
T24S, R12W, SLM, Utah
Sec. 7: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 8: all;
Sec. 17: all;
Sec. 18: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 2,487.76 acres, more or less

UTU-88392
T23S, R12W, SLM, Utah
Sec. 33: all;
Sec. 34: all;
Sec. 35: all.
Containing 1,920.00 acres, more or less

UTU-88393
T24S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 12: all.
Containing 1,283.38 acres, more or less

UTU-88394
T23S, R12W, SLM, Utah
Sec. 14: all;
Sec. 15: all;
Sec. 22: all;
Sec. 23: all.
Containing 2,560.00 acres, more or less

UTU-88396
T23S, R12W, SLM, Utah
Sec. 21: all;
Sec. 28: all.
Containing 1,280.00 acres, more or less

UTU-88398
T23S, R11W, SLM, Utah
Sec. 19: lots 1-12, E 1/2;

T23S, R12W, SLM, Utah
Sec. 24: all.
Containing 1,335.32 acres, more or less

UTU-88399
T23S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 9: all;
Sec. 10: all.
Containing 1,291.63 acres, more or less

UTU-88401
T23S, R12W, SLM, Utah
Sec. 4: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 5: lots 1-4, S 1/2 N 1/2, S 1/2;

T22S, R12W, SLM, Utah
Sec. 33: all.
Containing 1,922.86 acres, more or less

UTU-88402
T22S, R12W, SLM, Utah
Sec. 21: all;
Sec. 28: all;
Sec. 29: all.
Containing 1,920.00 acres, more or less

UTU-88403
T23S, R11W, SLM, Utah
Sec. 6: lots 1-14, S 1/2 NE 1/4, SE 1/4;

T23S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,366.56, more or less

UTU-88404
T23S, R12W, SLM, Utah
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 11: all.
Containing 1,281.88 acres, more or less

UTU-88405
T22S, R12W, SLM, Utah
Sec. 34: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 35: all;
Sec. 36: all.
Containing 1,919.40 acres, more or less

UTU-88422
T21S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 11: all;
Sec. 12: all.
Containing 2,406.53 acres, more or less

UTU-88406
T22S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 27: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,918.55 acres, more or less

UTU-88407
T22S, R12W, SLM, Utah
Sec. 22: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 23: all;
Sec. 24: all.
Containing 1,917.81 acres, more or less

UTU-88408
T22S, R12W, SLM, Utah
Sec. 13: all;
Sec. 14: all;
Sec. 15, lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,917.09 acres, more or less

UTU-88409
T22S, R12W, SLM, Utah
Sec. 9: lots 3, 4 E 1/2 SW 1/4, SE 1/4;
Sec. 10: lots 3, 4 E 1/2 SW 1/4, SE 1/4;
Sec. 11: all;
Sec. 12: all.
Containing 1,918.37 acres, more or less

UTU-88410
T22S, R11W, SLM, Utah
Sec. 18: lots 1-4, PA;
Sec. 19: lots 1-4, E 1/2;
Sec. 29: lots 1-4, S 1/2 N 1/2, SW 1/4;
Sec. 30: lots 1-6, S 1/2 NE 1/4, SE 1/4;
Sec. 31: lots 1-4, E 1/2.
Containing 2,510.11 acres, more or less

UTU-88411
T22S, R11W, SLM, Utah
Sec. 17: all;
Sec. 10: all;
Sec. 21: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 1,924.48 acres, more or less

UTU-88412
T22S, R12W, SLM, Utah
Sec. 1: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 2: lots 1-4, S 1/2 N 1/2, S 1/2;

T22S, R11W, SLM, Utah
Sec. 6: lots 1-6, S 1/2 NE 1/4, SE 1/4.
Containing 1,798.33 acres, more or less

UTU-88413
T22S, R11W, SLM, Utah
Sec. 7: lots 1-4, E 1/2;
Sec. 8: all;
Sec. 9: all;
Sec. 10: lots 1-7, S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4.
Containing 2,421.09 acres, more or less

UTU-88414
T21S, R12W, SLM, Utah
Sec. 34: all;
Sec. 35: all;
Sec. 36: all;

T21S, R11W, SLM, Utah
Sec. 31: lots 1-6 NE 1/4, N 1/2 SE 1/4.
Containing 2,400.77 acres, more or less

UTU-88415
T22S, R11W, SLM, Utah
Sec. 3: lots 1-7, S 1/4 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 4: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 5, lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,982.65 acres, more or less

UTU-88416
T21S, R11W, SLM, Utah
Sec. 32: lots 1-4, N 1/2, N 1/2 S 1/2;
Sec. 33: lots 1-4, N 1/2, N 1/2 S 1/2;
Sec. 34: lots 1-4, N 1/2, N 1/2 S 1/2.
Containing 1,933.20 acres, more or less

UTU-88417
T21S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 27: all;

T21S, R11W, SLM, Utah
Sec. 30: lots 1-4, E 1/2.
Containing 2,396.57 acres, more or less

UTU-88418
T21S, R11W, SLM, Utah
Sec. 27: all;
Sec. 28: all;
Sec. 29: all.
Containing 1,920.00 acres, more or less

UTU-88419
T21S, R12W, SLM, Utah
Sec. 22: all;
Sec. 23: all;
Sec. 24: all;

T21S, R11W, SLM, Utah
Sec. 19: lots 1-4, E 1/2.
Containing 2,395.65 acres, more or less

UTU-88420
T21S, R12W, SLM, Utah
Sec. 13: all;
Sec. 14: all;
Sec. 15: all;

T21S, R11W, SLM, Utah
Sec. 18: lots 1-4, E 1/2.
Containing 2,394.72 acres, more or less

UTU-88421
T21S, R11W, SLM, Utah
Sec. 20: all;
Sec. 21: all;
Sec. 22: all.
Containing 1,920.00 acres, more or less

UTU-88397
T23S, R12W, SLM, Utah
Sec. 12: all;
Sec. 13: all.
Containing 1,280.00 acres, more or less

UTU-88423
T21S, R11W, SLM, Utah
Sec. 7: lots 1-4, E 1/2;
Sec. 8: all;
Sec. 16: all;
Sec. 17: all.
Containing 2,393.82 acres, more or less

UTU-88424
T21S, R11W, SLM, Utah
Sec. 4: lots 1-4, S 1/2;
Sec. 5: lots 1-4, S 1/2;
Sec. 6: lots 1-5, SE 1/4;
Sec. 9: all.
Containing 1,869.64 acres, more or less

UTU-88425
T21S, R11W, SLM, Utah
Sec. 3: lots 1-4, S 1/2
Sec. 10: all
Sec. 15: all
Containing 1,728.85 acres, more or less

UTU-88426
T20S, R12W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 35: all;
Sec. 36: all.
Containing 2,560.00 acres, more or less

UTU-88427
T20S, R11W, SLM, Utah
Sec. 31: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 32: all;
Sec. 33: all;
Sec. 34: all.
Containing 2,559.41 acres, more or less

UTU-88428
T20S, R11W, SLM, Utah
Sec. 25: all;
Sec. 26: all;
Sec. 35: all;
Sec. 36: all.
Containing 2,560.00 acres, more or less

UTU-88429
T20S, R11W, SLM, Utah
Sec. 27: all;
Sec. 28: all;
Sec. 29: all;
Sec. 30: lots 1-4. E 1/2 W 1/2, E 1/2.
Containing 2,557.64 acres, more or less

UTU-88430
T20S, R11W, SLM, Utah
Sec. 19: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 20: all;
Sec. 21: all;
Sec. 22: all.
Containing 2,556.07 acres, more or less

UTU-88443
T20S, R11W, SLM, Utah
Sec. 23: all;
Sec. 24: all.
Containing 1,280.00 acres, more or less

UTU-88457
T20S, R12W, SLM, Utah
Sec. 28: lots 1-18, W 1/2 NW 1/4;
Sec. 33: lots 1-18;
Sec. 34: all.
Containing 1,886.40 acres, more or less

UTU-88461
T21S, R12W, SLM, Utah
Sec. 3: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 4: lots 1-7, S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 9: lots 1-4, E 1/2, E 1//2 W 1/2;
Sec. 10: all.
Containing 2,393.45 acres, more or less

UTU-88462
T21S, R12W, SLM, Utah
Sec. 16: lots 1-4, E 1/2, E 1/2 W 1/2;
Sec. 17: all;
Sec. 20: all;
Sec. 21: lots 1-4, E 1/2, E 1/2 W 1/2.
Containing 2,548.83 acres, more or less

UTU-88463
T21S, R12W, SLM, Utah
Sec. 28: lots 1-4, E 1/2, E 1/2 W 1/2;
Sec. 29: all;
Sec. 33: lots 1-4, E 1/2, E 1/2 W 1/2.
Containing 1,911.39 acres, more or less

EXHIBIT B
to
COOPERATIVE DEVELOPMENT AGREEMENT

STATE LEASES

Utah State Mineral Leases for Potash issued effective as of September 1, 2008 by the State of Utah, School and Institutional Trust Lands Administration to Emerald Peak Minerals, LLC, located on the following described lands in Millard County, Utah:

ML-51479
T21S, R12W, SLB&M
Sec. 32, all.
Containing 640.00 acres, more or less.

ML-51480
T22S, R11W, SLB&M
Sec. 2:	Lots 1 (41.95), 2 (42.12), 3 (42.29), 4 (41.29), 5 (39.22), 6 (39.53), 7 (39.84),
S 1/2 NE 1/4, SE 1/4 NW 1/4, E 1/2 SW 1/4, SE 1/4;
Sec. 16, all.
Containing 1,286.24 acres, more or less.

ML-51481
T22S, R12W, SLB&M
Sec. 16, all;
Sec. 32, all.
Containing 1,280.00 acres, more or less.

ML-51482
T23S, R12W, SLB&M
Sec. 16, all;
Sec. 32, all;
Sec. 36, all.
Containing 1,920.00 acres, more or less.

ML-51483
T24S, R12W, SLB&M
Sec. 2: Lots 1 (40.80), 2 (40.81), 3 (40.81), 4 (40.82) S 1/2 N 1/2, S 1/2 [ALL];
Sec. 16, all.
Containing 1,283.24 acres, more or less.

B-1

EXHIBIT C
to
COOPERATIVE DEVELOPMENT AGREEMENT

LUMA BLM LEASES

Federal Mineral Leases to be issued by the Federal Bureau of Land Management (“BLM”) to LUMA Minerals LLC, located on the following described lands in Millard County, Utah:

UTU-88444

T20S, R11W, SLM, Utah
Sec. 15: all;
Sec. 16: all;
Sec. 17: all;
Sec. 18: lots 1-4, E 1/2 W 1/2, E 1/2.
Containing 2,554.50 acres, more or less.

UTU-88445
T20S, R11W, SLM, Utah
Sec. 11: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 12: lots 1-4, S 1/2 N 1/2, S 1/2;
Sec. 13: all;
Sec. 14: all.
Containing 2,557.18 acres, more or less.

UTU-88446
T20S, R11W, SLM, Utah
Sec. 3: lots 1-12, S 1/2;
Sec. 10: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 1,358.44 acres, more or less.

UTU-88448
T20S, R10W, SLM, Utah
Sec. 7: lots 1-12, E 1/2;
Sec. 8: all;
Sec. 17: all.
Containing 2,012.41 acres, more or less.

UTU-88449
T20S, R10W, SLM, Utah
Sec. 18: lots 1-12, E 1/2;
Sec. 19: lots 1-12, E 1/2;
Sec. 20: lots 1-4, S 1/2 N 1/2, S 1/2.
Containing 2,115.47 acres, more or less.

UTU-88450
T20S, R10W, SLM, Utah
Sec. 29: all;
Sec. 30: lots 1-12, E 1/2;
Sec. 31: lots 1-12, E 1/2.
Containing 2,129.20 acres, more or less.

C-1

UTU-88451
T24S, R12W, SLM, Utah
Sec. 4: lots 1-12, S 1/2;
Sec. 5: lots 1-12, S 1/2;
Sec. 9: all.
Containing 2,048.40 acres, more or less.

UTU-88452
T20S, R11W, SLM, Utah
Sec. 6: lots 1-14, E 1/2 SW 1/4, SE 1/4;
Sec. 7: lots 1-4, E 1/2 W 1/2, E 1/2;
Sec. 8: all.
Containing 1,953.40 acres, more or less.

UTU-88453
T20S, R12W, SLM, Utah
Sec. 12: lots 1, 3-5, 7-17;
Sec. 13: all;
Sec. 24: all.
Containing 1,799.62 acres, more or less.

UTU-88455
T20S, R12W, SLM, Utah
Sec. 11: lots 1, 2, 3, 6-11;
Sec. 14: all;
Sec. 15: lots 1-15, SW 1/4 NE 1/4, SE 1/4 NW 1/4, NE 1/4 SW 1/4, NW 1/4 SE 1/4
Containing 1,561.35 acres, more or less.

UTU-88456
T20S, R12W, SLM, Utah
Sec. 22: all;
Sec. 23: all;
Sec. 27: all.
Containing 1,920.00 acres, more or less.

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